Exhibit 99.1

Health In Tech Announces Third Quarter 2025 Financial Results

●	Revenue reached $8.5 million, up 90% year over year; nine-month revenue totaled $25.8 million, representing 132% of full-year 2024 total revenue.

●	Adjusted EBITDA was $1.0 million, an increase of 49% year over year; nine-month adjusted EBITDA reached $3.8 million, or 167% of full-year 2024 total.

Stuart, FL., Nov 10, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT), an Insurtech platform company backed by third-party AI technology, today announced its financial results for the third quarter ended September 30, 2025.

Financial Highlights for the Third Quarter and Nine-Month of 2025:

●	Billed Enrolled Employees. The number of billed enrolled employees (EEs) was 25,248, an increase of 7,654 EEs YoY.

●	Distribution. The number of Brokers, Third-party Administrator (“TPAs”) and Agencies expanded to 849 partners as of September 30, 2025, up 57% YoY.

●	Revenues. Total revenues were $8.5 million, up 90% YoY; The first-nine months revenues of $25.8 million, 132% of full year 2024.

●	Pre-tax income. Pre-tax income was $0.6 million, up 48% YoY; The first-nine months pre-tax income of $2.1 million, 238% of full year 2024.

●	Adjusted EBITDA. Adjusted EBITDA was $1.0 million, up 49% YoY; The first-nine months adjusted EBITDA of $3.8 million, 167% of full year 2024.

●	Cash. Cash balance was $8.0 million as of September 30, 2025.

●	Accounts receivable, net. Accounts receivable balance was $0.9 million as of September 30, 2025, reduced $0.1 million YoY.

Tim Johnson, CEO of Health In Tech, said:

“Our third quarter highlights the accelerating strength of our distribution ecosystem and the solid foundation we’ve built this year. Revenue reached $8.5 million, up 90% year over year, bringing nine-month revenue to $25.8 million—already 132% of full-year 2024 revenue. This growth reflects the continued expansion of our broker, TPA, and agency network, which is now translating directly into sustained revenue momentum as our technology gains adoption across new distribution channels.”

He continued:

“In September, we launched large-employer underwriting within eDIYBS, allowing brokers to generate quotes for groups of 150 or more employees in as little as two weeks—versus the industry timeline of often three months. This capability is a significant milestone, extending the speed and scalability of our small-business underwriting into the mid- and large-employer market. It marks a major step forward in how health plans are designed, quoted, and delivered at scale.”

Mr. Johnson added:

“We also remain focused on solving one of the most costly inefficiencies in U.S. healthcare—claims administration, which costs the industry more than $300 billion annually. Our non-binding LOI with AlphaTON Capital marks a strategic step toward exploring blockchain-enabled solutions that can modernize this process. Together with AlphaTON and Brittany Kaiser’s leadership in blockchain ethics and policy, we’re developing HITChain—a decentralized, verifiable claims infrastructure designed to compress processing timelines, eliminate duplication, lower costs, and create a transparent system of record for all stakeholders.

By combining insurance domain expertise with blockchain innovation, we’re seeking to position Health In Tech at the frontier of decentralized healthcare infrastructure—a market opportunity of substantial scale and long-term impact.”

“We delivered another quarter of strong financial performance,” said Julia Qian, CFO of Health In Tech. “Revenue grew 90% year over year and profit increased 48%, reflecting both operational strength and disciplined execution. We continue to balance growth with strategic investments in technology and enhanced platform capabilities—initiatives that reinforce our leadership position and support sustainable long-term performance.”

Recent Business Developments and Highlights

●	eDIYBS Upgrade: Expanded HIT’s Enhanced Do-It-Yourself Benefit System to serve 150+ employee groups. This upgrade significantly increases HIT’s addressable market and accelerates large-group underwriting from months to about 2 weeks, extending the speed and scalability of our small-business underwriting into the mid- and large-employer market. It marks a major step forward in how health plans are designed, quoted, and delivered at scale.

●	AlphaTON Capital: Signed a non-binding strategic LOI to co-develop HITChain, a blockchain-powered claims platform built on The Open Network (TON). The partnership positions HIT at the forefront of decentralized claims infrastructure, targeting efficiency gains in the $300B+ U.S. claims market.

●	2026 Davos Summit: Announced to host HIT’s first Independent InsurTech Summit during the World Economic Forum week in Davos. The event will convene global leaders across insurance, healthcare, and technology. Two panels have been announced this quarter: “AI and Institutional Resistance - CEOs Driving Change in Legacy Sectors,” featuring TIME CEO Jessica Sibley and HIT CEO Tim Johnson; and “First Ladies: Backing Women Who Build” featuring Cherie Blair CBE, KC, Founder of the Cherie Blair Foundation for Women. Additional panels will be announced in the coming months, highlighting HIT’s expanding influence in shaping global industry dialogue.

●	SIIA 2025 Conference: Showcased upgraded eDIYBS to thousands of industry leaders. The event expanded broker engagement and reinforced HIT’s reputation as a leader in AI-powered self-funding solutions, demonstrating real-time quoting capabilities and platform flexibility.

Conference Call Details

Health In Tech will host a conference call to discuss the financial results for the Third quarter of 2025 on Nov 10, 2025, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Health In Tech, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Revenues from underwriting modeling (ICE)	$1,389,604	$1,528,451	$5,832,164	$4,952,191
Revenues from fees	7,100,489	2,930,470	19,986,762	9,634,151
SMR	7,100,489	2,250,549	19,986,762	7,379,016
HI Card	-	679,921	-	2,255,135
Total revenues	8,490,093	4,458,921	25,818,926	14,586,342
Cost of revenues	3,346,277	979,628	9,009,841	2,944,266
Gross profit	5,143,816	3,479,293	16,809,085	11,642,076
Operating expenses
Sales and marketing expenses	962,567	508,467	3,279,560	2,526,197
General and administrative expenses	3,451,907	1,813,520	10,474,125	5,629,393
Research and development expenses	235,819	718,424	1,356,149	2,180,246
Total operating expenses	4,650,293	3,040,411	15,109,834	10,335,836
Other income (expense):
Interest income	111,699	38,460	305,263	94,111
Interest expenses	-	(165,000)	-	(495,000)
Other income	-	157,156	118,399	157,156
Other expense	(5,000)	(62,759)	(5,000)	(62,759)
Total other income (expense), net	106,699	(32,143)	418,662	(306,492)
Income before income tax expense	$600,222	$406,739	$2,117,913	$999,748
Provision for income taxes	(148,046)	(30,653)	(536,514)	(185,119)
Net income	$452,176	$376,086	$1,581,399	$814,629
Net income per share
Basic	$0.01	$0.01	$0.03	$0.02
Diluted	$0.01	$0.01	$0.03	$0.02
Weighted average common stocks outstanding
Basic	56,432,407	51,769,358	55,484,860	51,769,358
Diluted	58,774,334	51,769,358	57,477,873	51,769,358

Health In Tech, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash	$8,023,613	$7,849,248
Accounts receivable, net	868,628	1,647,103
Other receivables	3,871,106	500,252
Deferred offering costs	166,012	-
Prepaid expenses and other current assets	2,117,854	787,161
Total current assets	15,047,213	10,783,764
Non-current assets
Software	6,182,691	3,962,461
Loans receivable, net	863,996	815,995
Operating lease - right of use assets	157,122	206,269
Long-term prepaid expenses	504,822	-
Total non-current assets	7,708,631	4,984,725
Total assets	$22,755,844	$15,768,489
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$4,295,384	$1,858,840
Income taxes payable	-	205,253
Operating lease liabilities - current	73,769	66,881
Other current liabilities	869,088	-
Total current liabilities	5,238,241	2,130,974
Non-current liabilities
Deferred tax liabilities	274,809	328,676
Operating lease liabilities - non-current	83,831	139,811
Total non-current liabilities	358,640	468,487
Total liabilities	5,596,881	2,599,461
Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 44,785,771 and 42,914,870 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	44,785	42,915
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	11,700	11,700
Additional paid-in capital	11,579,683	9,173,017
Retained earnings	5,522,795	3,941,396
Total stockholders’ equity	17,158,963	13,169,028
Total liabilities and stockholders’ equity	$22,755,844	$15,768,489

Health In Tech, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$452,176	$376,086	$1,581,399	$814,629
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of accounts receivable	(4,089)	-	1,901	-
Amortization expense	217,981	135,584	489,947	405,158
Provision for refund liability	1,413,345	-	2,369,088	-
Deferred tax expenses (benefits)	12,680	(27,676)	(53,867)	(86,992)
Amortization of debt discount	-	165,000	-	495,000
Interest income	(16,003)	(15,999)	(48,001)	(47,997)
Stock-based compensation expense	292,552	-	1,493,686	-
Changes in operating assets and liabilities:
Accounts receivable, net	416,592	524,838	776,574	1,302,733
Other receivables	(16,272)	546,645	(3,370,854)	1,166,017
Prepaid expenses and other current assets	(486,424)	(118,116)	(690,665)	(209,841)
Long-term prepaid expenses	151,000	-	(206,666)	-
Operating lease right of use assets and liabilities, net	18	624	55	1,871
Accounts payable and accrued expenses	(224,639)	491,031	2,045,258	(1,064,527)
Income taxes payable	(34,944)	43,030	(205,253)	(68,675)
Other current liabilities	(1,500,000)	-	(1,500,000)	-
Net cash provided by operating activities	673,973	2,121,047	2,682,602	2,707,376
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(744,841)	(67,278)	(2,358,213)	(294,634)
Net cash used in investing activities	(744,841)	(67,278)	(2,358,213)	(294,634)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	(43,685)	(324,744)	(150,024)	(936,864)
Repayments of notes payable	-	(2,145,000)	-	(2,145,000)
Net cash used in financing activities	(43,685)	(2,469,744)	(150,024)	(3,081,864)
Increase (decrease) in cash	(114,553)	(415,975)	174,365	(669,122)
Cash, beginning of the period	8,138,166	2,163,203	7,849,248	2,416,350
Cash, end of the period	8,023,613	1,747,228	8,023,613	1,747,228
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$198,000	$15,300	$823,323	$340,787
Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$55,827	$137,325	$55,827	$137,325
Accrued development of software included in accounts payable and accrued expenses	$401,964	$126,977	$401,964	$126,977
Issuance of Class A common stock for future service	$146,816	$-	$1,184,800	$-

Adjusted EBITDA Reconciliation

(Unaudited)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$452,176	$376,086	$1,581,399	$814,629
Interest (income) expenses	(111,699)	126,540	(305,263)	400,889
Depreciation and amortization	217,981	135,584	489,947	405,158
Income tax expense	148,046	30,653	536,514	185,119
Stock-based compensation expense	292,552	-	1,493,686	-
Total net adjustments	546,880	292,777	2,214,884	991,166
Adjusted EBITDA	$999,056	$668,863	$3,796,283	$1,805,795

Components of Operating Results

Revenues

While we generate our revenue primarily from small employers and insurance carriers, we grow our business primarily from offering solutions that streamline sales processes, enhance service delivery, and reduce the sales cycle duration for TPAs, MGUs, and Brokers. We offer our services through our three subsidiaries. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are an optional add-on to our other services, and cannot be offered on a standalone basis. Brokers that utilize the program services on behalf of the small employer provided by SMR and MGU activities provided by ICE, are not obligated to utilize our HI Card service. Currently ICE does not offer underwriting services as a standalone service. In the future, we may consider offering it as a standalone service.

Cost of revenues

Cost of revenues primarily consists of infrastructure costs to operate our platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of our capitalized internal-use software related to our platform. We mainly outsource captive management services and data services from the third-party companies. Our internal proprietary system seeks to consistently improve underwriting and services results through machine learning and data feeds. The captive management activities include introducing new carriers, conducting due diligence on carriers, conducting feasibility studies to determine the viability to be a stop-loss carrier on the platform, negotiating terms and contracts, coordinating audit requests, managing relationship with unrelated carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, stock-based compensation expense, benefits and commissions cost for our sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for our executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and development expenses

Research and development expenses primarily consist of personnel-related costs, including salaries, stock-based compensation expense and benefits for our research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of our existing platform technology.

Adjusted EBITDA

Adjusted EBITDA represents our net income before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA is not a measure calculated in accordance with United States Generally Accepted Accounting Principles, or GAAP. We exclude certain non-recurring or non-cash items when calculating Adjusted EBITDA, and we believe this approach provides a more meaningful measure by offering a clearer view of our underlying operational performance.

Financial Results Summary

(Unaudited）

($ in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Total revenues	$8.5	$4.5	90.4%	$25.8	$14.6	77.0%
GAAP gross margin	60.6%	78.0%	-17.4%	$65.1%	$79.8%	-14.7%
Income before income tax expense	$0.6	$0.4	47.6%	$2.1	$1.0	111.8%
Adjusted EBITDA	$1.0	$0.7	49.4%	$3.8	$1.8	110.2%

Investor Contact

Investor Relations:

ir@healthintech.com